Exhibit 99.1

FOR IMMEDIATE RELEASE

TUESDAY, MAY 1, 2012

MHI HOSPITALITY CORPORATION REPORTS FINANCIAL RESULTS

FOR THE FIRST QUARTER 2012

Williamsburg, VA – May 1, 2012 – MHI Hospitality Corporation (NASDAQ: MDH) (“MHI” or the “Company”), a self-managed and self-administered lodging real estate investment trust (“REIT”), today reported consolidated results for the first quarter ended March 31, 2012. The Company’s results include the following*:

	Three Months ended
	March 31, 2012	March 31, 2011
	($ in thousands except per share data)

Total Revenue	$20,025	$18,536
Net loss attributable to the Company	(2,294)	(989)

EBITDA	2,836	3,658
Adjusted EBITDA	4,014	3,585
Hotel EBITDA	4,448	3,856

FFO	(663)	917
Adjusted FFO	1,206	829

Net loss per diluted share attributable to the Company	$(0.23)	$(0.10)
FFO per diluted share and unit	(0.05)	0.07
Adjusted FFO per diluted share and unit	0.09	0.06

(*)	Earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, hotel EBITDA, funds from operations (“FFO”), adjusted FFO, FFO per share and adjusted FFO per share are non-GAAP financial measures. See further discussion of these non-GAAP measures, including definitions related thereto, and reconciliations to net income (loss) later in this press release.

HIGHLIGHTS:

•

Common Dividends. Consistent with the Company’s announcement in July 2011 that it has reinstated payment of quarterly dividends on its common stock, the Company declared another quarterly dividend (distribution) of $0.02 per common share (and unit), payable on July 11, 2012 to stockholders (and unitholders) of record as of June 15, 2012.

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•	RevPAR. Room revenue per available room (“RevPAR”) for the Company’s wholly-owned properties increased 6.7 percent over the first quarter 2011 to $72.52 driven by a 4.8 percent increase in occupancy.

•	Hotel EBITDA. The Company generated hotel EBITDA of approximately $4.4 million during the first quarter 2012, an increase of 15.3% or approximately $0.5 million over the first quarter 2011.

•	Adjusted EBITDA. The Company generated adjusted EBITDA of approximately $4.0 million during the first quarter 2012, an increase of 12.0% or approximately $0.4 million over the first quarter 2011.

•	Adjusted FFO. The Company generated adjusted FFO of approximately $1.2 million during the first quarter 2012, an increase of 45.4% or approximately $0.4 million over the first quarter 2011.

Andrew M. Sims, Chairman and Chief Executive Officer of MHI Hospitality Corporation, commented, “The first quarter of 2012 was one of our most successful reporting periods in the past several years. First and foremost, we retired the syndicated line of credit, the constraints of which had become burdensome during the recent downturn. Our hotels exceeded expectations in the first quarter, performing at a very high level. We continued to strengthen our balance sheet by adding liquidity, extending our debt maturities and releasing our Tampa, Florida asset from any encumbrances.”

Financing Transactions

•

On March 5, 2012, the Company obtained a $30.0 million mortgage with TD Bank, N.A. on the Hilton Philadelphia Airport hotel property. The mortgage bears interest at a rate of 30-day LIBOR plus additional interest of 3.0% per annum and provides for payments of principal and interest on a monthly basis under a 25-year amortization schedule. The mortgage’s maturity date is August 30, 2014, with an extension option until March 1, 2017, contingent upon the extension or acceptable replacement of the hotel’s Hilton Worldwide license agreement. Proceeds of the mortgage were used to extinguish the Company’s indebtedness under the then-existing syndicated credit facility, prepay a portion of the Company’s indebtedness under the bridge loan financing with Essex Equity High Income Joint Investment Vehicle, LLC and for working capital. With this transaction, the Company extinguished its syndicated credit facility and released its Crowne Plaza Tampa Westshore hotel property therefrom, which is now unencumbered.

Balance Sheet/Liquidity

At March 31, 2012, the Company had approximately $8.1 million of available cash and cash equivalents, of which approximately $2.1 million was reserved for real estate taxes, insurance, capital improvements and certain other expenses or otherwise restricted. The Company had approximately $155.0 million in outstanding debt at a weighted average interest rate of approximately 6.57%. The Company also had $5.0 million of availability on its bridge loan agreement at March 31, 2012.

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2012 Outlook

The Company reiterates its previous guidance for 2012 which is predicated on continued strengthening of the economy and expected improvements in hotel lodging industry fundamentals. These projections are based on estimates of occupancy and average daily rates that are consistent with calendar year 2012 forecasts by Smith Travel Research for the market segments in which the Company operates.

The table below reflects the Company’s projection, within a range, of various financial measures for 2012:

	Low Range	High Range
	Y/E Dec 31, 2012	Y/E Dec 31, 2012
	($ in thousands except per share data)

Total Revenue	$83,000	$88,000
Net loss	(5,430)	(1,880)

EBITDA	16,975	20,700
Adjusted EBITDA	18,025	20,600
Hotel EBITDA	20,360	22,485

FFO	3,945	7,620
Adjusted FFO	5,845	8,620
Net loss per diluted share attributable to the Company	$(0.42)	$(0.15)
FFO per diluted share and unit	0.31	0.59
Adjusted FFO per diluted share and unit	0.45	0.67

Earnings Call/Webcast

The Company will conduct its first quarter 2012 conference call for investors and other interested parties at 10:00 a.m. Eastern Time on Tuesday, May 1, 2012. The conference call will be accessible by telephone and through the Internet. Interested individuals are invited to listen to the call by telephone at 877-317-6789 (United States) or 866-605-3852 (Canada) or +1 412-317-6789 (International). To participate on the webcast, log on to www.mhihospitality.com at least 15 minutes before the call to download the necessary software. For those unable to listen to the call live, a taped rebroadcast will be available beginning one hour after completion of the live call on May 1, 2012 through March 31, 2013. To access the rebroadcast, dial 877-344-7529 and enter conference number 10012344. A replay of the call also will be available on the Internet at www.mhihospitality.com until March 31, 2013.

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About MHI Hospitality Corporation

MHI Hospitality Corporation is a self-managed and self-administered lodging REIT focused on the acquisition, renovation, upbranding and repositioning of upscale to upper upscale full-service hotels in the Mid-Atlantic and Southern United States. Currently, the Company’s portfolio consists of investments in ten hotel properties, nine of which are wholly-owned and comprise 2,113 rooms. All of the Company’s wholly-owned properties operate under the Hilton Worldwide, InterContinental Hotels Group and Starwood Hotels and Resorts brands. The Company has a 25.0 percent interest in the Crowne Plaza Hollywood Beach Resort. MHI Hospitality Corporation was organized in 2004 and is headquartered in Williamsburg, Virginia. For more information please visit www.mhihospitality.com.

Contact at the Company:

Scott Kucinski

Director - Investor Relations

MHI Hospitality Corporation

410 West Francis Street

Williamsburg, Virginia 23185

757.229.5648

Forward-Looking Statements

This news release includes “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Although the Company believes that the expectations and assumptions reflected in the forward-looking statements are reasonable, these statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict and many of which are beyond the Company’s control. Therefore, actual outcomes and results may differ materially from what is expressed, forecasted or implied in such forward-looking statements. Factors which could have a material adverse effect on the Company’s future results, performance and achievements, include, but are not limited to: national and local economic and business conditions, including recessionary economic conditions existing over the last several years, that affect occupancy rates at the Company’s hotels and the demand for hotel products and services; risks associated with the hotel industry, including competition, increases in wages, energy costs and other operating costs; the magnitude, sustainability and timing of the economic recovery in the hospitality industry and in the markets in which the Company operates; the availability and terms of financing and capital and the general volatility of the securities markets, specifically, the impact of the recent credit crisis which has severely constrained the availability of debt financing; risks associated with the level of the Company’s indebtedness and its ability to meet covenants in its debt agreements and, if necessary, to refinance or seek an extension of the maturity of such indebtedness; management and performance of the Company’s hotels; risks associated with the conflicts of interest of the Company’s officers and directors; risks associated with redevelopment and repositioning projects, including delays and cost overruns; supply and demand for hotel rooms in the

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Company’s current and proposed market areas; the Company’s ability to acquire additional properties and the risk that potential acquisitions may not perform in accordance with expectations; the Company’s ability to successfully expand into new markets; legislative/regulatory changes, including changes to laws governing taxation of REITs; the Company’s ability to maintain its qualification as a REIT; and the Company’s ability to maintain adequate insurance coverage. These risks and uncertainties are described in greater detail under “Risk Factors” in the Company’s Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission. The Company undertakes no obligation and does not intend to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Although the Company believes its current expectations to be based upon reasonable assumptions, it can give no assurance that its expectations will be attained or that actual results will not differ materially.

Financial Tables Follow…

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MHI HOSPITALITY CORPORATION

CONSOLIDATED BALANCE SHEETS

	March 31, 2012	December 31, 2011
	(unaudited)	(audited)
ASSETS
Investment in hotel properties, net	$180,389,194	$181,469,432
Investment in joint venture	9,232,589	8,966,795
Cash and cash equivalents	6,000,615	4,409,959
Restricted cash	2,133,776	2,690,391
Accounts receivable, net	3,305,814	1,702,616
Accounts receivable-affiliate	9,984	24,880
Prepaid expenses, inventory and other assets	2,324,583	1,877,456
Notes receivable, net	100,000	100,000
Shell Island sublease, net	660,539	720,588
Deferred income taxes	3,889,701	4,061,749
Deferred financing costs, net	3,113,878	3,275,580

TOTAL ASSETS	$211,160,673	$209,299,446

LIABILITIES
Line of credit	$—	$25,537,290
Mortgage debt	123,758,079	94,157,825
Loans payable	5,775,220	9,275,220
Series A Cumulative Redeemable Preferred Stock, par value $0.01, 27,650 shares authorized, 25,480 and 25,354 shares issued and outstanding at March 31, 2012 and December 31, 2011, respectively	25,480,118	25,353,698
Accounts payable and accrued liabilities	9,921,828	7,437,246
Advance deposits	1,105,297	453,077
Dividends and distributions payable	259,692	258,772
Warrant derivative liability	4,106,833	2,943,075

TOTAL LIABILITIES	170,407,067	165,416,203

Commitments and contingencies

EQUITY
MHI Hospitality Corporation stockholders’ equity

Preferred stock, par value $0.01; 972,350 shares authorized, 0 shares issued and outstanding at March 31, 2012 and December 31, 2011, respectively	—	—
Common stock, par value $0.01; 49,000,000 shares authorized; 9,999,786 shares and 9,953,786 shares issued and outstanding at March 31, 2012 and December 31, 2011, respectively	99,998	99,538
Additional paid in capital	57,020,979	56,911,039
Distributions in excess of retained earnings	(24,569,090)	(22,074,739)

Total MHI Hospitality Corporation stockholders’ equity	32,551,887	34,935,838
Noncontrolling interest	8,201,719	8,947,405

TOTAL EQUITY	40,753,606	43,883,243

TOTAL LIABILITIES AND EQUITY	$211,160,673	$209,299,446

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MHI HOSPITALITY CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Quarter ended	Quarter ended
	March 31, 2012	March 31, 2011
REVENUE
Rooms department	$13,943,706	$12,904,433
Food and beverage department	4,994,465	4,567,658
Other operating departments	1,086,975	1,063,481

Total revenue	20,025,146	18,535,572

EXPENSES
Hotel operating expenses
Rooms department	3,950,486	3,692,907
Food and beverage department	3,397,386	3,126,428
Other operating departments	123,493	120,993
Indirect	7,936,089	7,565,885

Total hotel operating expenses	15,407,454	14,506,213

Depreciation and amortization	2,179,963	2,123,477
Corporate general and administrative	1,131,587	957,093

Total operating expenses	18,719,004	17,586,783

NET OPERATING INCOME	1,306,142	948,789

Other income (expense)
Interest expense	(3,288,630)	(2,585,427)
Interest income	4,683	2,936
Equity income in joint venture	265,794	289,437
Unrealized gain on hedging activities	—	50,037
Unrealized loss on warrant derivative	(1,163,758)	—
Gain on disposal of assets	—	6,200

Net loss before taxes	(2,875,769)	(1,288,028)
Income tax provision	(104,575)	(48,441)

Net loss	(2,980,344)	(1,336,469)
Add: Net loss attributable to the noncontrolling interest	685,989	347,151

Net loss attributable to the Company	$(2,294,355)	$(989,318)

Basic	$(0.23)	$(0.10)
Diluted	$(0.23)	$(0.10)
Weighted average number of shares outstanding
Basic	9,983,105	9,560,564
Diluted	10,188,737	9,560,564

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MHI HOSPITALITY CORPORATION

KEY OPERATING METRICS

(unaudited)

The following table illustrates the key operating metrics for the three months ended March 31, 2012 and 2011, respectively, for the Company’s wholly-owned properties during each respective reporting period (“consolidated” properties). The table excludes performance data for the Crowne Plaza Hollywood Beach Resort, which was acquired through a joint venture in August 2007 and in which the Company has a 25.0% indirect interest.

Consolidated Properties	Three Months Ended March 31,
	2012	2011	Variance
Occupancy	66.1%	63.1%	4.8%
Average Daily Rate (“ADR”)	$109.71	$107.72	1.8%
RevPAR	$72.52	$67.95	6.7%

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MHI HOSPITALITY CORPORATION

RECONCILIATION OF NET INCOME (LOSS) TO

FFO, Adjusted FFO, EBITDA, Adjusted EBITDA and Hotel EBITDA

(unaudited)

	00,000,000	00,000,000
	Three months ended March 31,
	2012	2011

Net loss attributable to the Company	$(2,294,355)	$(989,318)
Noncontrolling interest	(685,989)	(347,151)
Depreciation and amortization	2,179,963	2,123,477
Equity in depreciation and amortization of joint venture	137,815	136,628
Loss on disposal of assets	—	(6,200)

FFO	(662,566)	917,436
Unrealized (gain)/loss on hedging activities(1)	14,681	(73,776)
Unrealized loss on warrant derivative	1,163,758	—
(Increase) decrease in deferred income taxes	218,274	(14,884)
Loss on early extinguishment of debt	471,396	—

Adjusted FFO	$1,205,543	$828,776

Weighted average shares outstanding	9,983,105	9,560,564
Weighted average units outstanding	2,984,839	3,353,439

Weighted average shares and units	12,967,944	12,914,003

FFO per share and unit	$(0.05)	$0.07

Adjusted FFO per share and unit	$0.09	$0.06

	00,000,000	00,000,000
	Three months ended March 31,
	2012	2011

Net loss attributable to the Company	$(2,294,355)	$(989,318)
Noncontrolling interest	(685,989)	(347,151)
Interest expense	3,288,630	2,585,427
Interest income	(4,683)	(2,936)
Income tax provision	104,575	48,441
Depreciation and amortization	2,179,963	2,123,477
Equity in interest expense and depreciation and amortization of joint venture	247,515	246,591
Loss on disposal of assets	—	(6,200)

EBITDA	2,835,656	3,658,331
Unrealized (gain)/loss on hedging activities(1)	14,681	(73,776)
Unrealized loss on warrant derivative	1,163,758	—

Adjusted EBITDA	4,014,095	3,584,555
Corporate general and administrative	1,131,587	957,093
Equity in Adjusted EBITDA of joint venture	(527,990)	(512,288)
Net lease rental income	(87,500)	(101,250)
Other fee income	(82,616)	(72,089)

Hotel EBITDA	$4,447,576	$3,856,021

(1)	Includes equity in unrealized (gain)/loss on hedging activities of joint venture.

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Non-GAAP Financial Measures

The Company considers the non-GAAP measures of FFO (including FFO per share), EBITDA and hotel EBITDA to be key supplemental measures of the Company’s performance and should be considered along with, not alternatives to, net income (loss) as a measure of the Company’s performance. These measures do not represent cash generated from operating activities determined by GAAP or amounts available for the Company’s discretionary use and should not be considered alternative measures of net income, cash flows from operations or any other operating performance measure prescribed by GAAP.

FFO

Industry analysts and investors use Funds from Operations, FFO, as a supplemental operating performance measure of an equity REIT. FFO is calculated in accordance with the definition that was adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). FFO, as defined by NAREIT, represents net income or loss determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus certain non-cash items such as real estate asset depreciation and amortization, and after adjustment for any noncontrolling interest from unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by itself.

The Company considers FFO to be a useful measure of adjusted net income (loss) for reviewing comparative operating and financial performance because we believe FFO is most directly comparable to net income (loss), which remains the primary measure of performance, because by excluding gains or losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization, FFO assists in comparing the operating performance of a company’s real estate between periods or as compared to different companies. Although FFO is intended to be a REIT industry standard, other companies may not calculate FFO in the same manner as we do, and investors should not assume that FFO as reported by us is comparable to FFO as reported by other REITs.

EBITDA

The Company believes that excluding the effect of non-operating expenses and non-cash charges, and the portion of those items related to unconsolidated entities, all of which are also based on historical cost accounting and may be of limited significance in evaluating current performance, can help eliminate the accounting effects of depreciation and financing decisions and facilitate comparisons of core operating profitability between periods and between REITs, even though EBITDA also does not represent an amount that accrued directly to shareholders.

Hotel EBITDA

The Company believes that excluding the effect of corporate-level expenses and non-cash items, and the portion of these items that relate to unconsolidated entities, provides a more complete understanding of the operating results over which individual hotels and operators have direct control. We believe property-level results provide investors with supplemental information on the on-going operational performance of our hotels and the effectiveness of third-party management companies operating our business on a property-level basis. The Company previously reported Hotel EBITDA as Adjusted Operating Income.

Adjusted FFO and Adjusted EBITDA

The Company presents adjusted FFO, including adjusted FFO per share and unit, and adjusted EBITDA, which adjusts for certain additional items including any unrealized gain (loss) on its hedging instruments or warrant derivative, impairment losses, losses on early extinguishment of debt, aborted offering costs, costs associated with the departure of executive officers and acquisition transaction costs. The Company excludes these items as it believes it allows for meaningful comparisons between periods and among other REITs and is more indicative of the on-going performance of its business and assets. The Company’s calculation of adjusted FFO and adjusted EBITDA may be different from similar measures calculated by other REITs.